As filed with the Securities and Exchange Commission on March 5, 2004
REGISTRATION NO. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

CARNIVAL PLC	CARNIVAL CORPORATION
(Exact name of registrant as specified in its charter)

England and Wales	Republic of Panama
(State or other jurisdiction of incorporation or organization)

None	59-1562976
(I.R.S. Employer Identification No.)

Carnival House 5 Gainsford Street London, SE1 2NE, United Kingdom 011 44 20 7940 5381	3655 N.W. 87th Avenue Miami, Florida 33178-2428 (305) 599-2600
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Arnaldo Perez, Esq. Senior Vice President, General Counsel and Company Secretary Carnival plc Carnival House 5 Gainsford Street London, SE1 2NE, United Kingdom 011 44 20 7940 5381	Arnaldo Perez, Esq. Senior Vice President, General Counsel and Secretary Carnival Corporation 3655 N.W. 87th Avenue Miami, Florida 33178-2428 (305) 599-2600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John C. Kennedy, Esq.
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019-6064
(212) 373-3000

      Approximate date of commencement of proposed sale to public: From time to time after the effective date of this registration statement, as determined by market conditions.

      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.     ☐

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.     ☑

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:     ☐

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:     ☐

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.     ☐

CALCULATION OF REGISTRATION FEE

		Proposed
		Maximum Offering	Proposed
Title of each Class of Securities	Amount to be	Price per Security	Maximum Aggregate	Amount of
to be Registered	Registered (1)	(1)	Offering Price (2)	Registration Fee (1)

Carnival plc:
Debt Securities (3)	$500,000,000	—(1)	$500,000,000	$63,350

Carnival Corporation:
Guarantee	—(4)	—(4)	—(4)	—(4)

Total	$500,000,000(1)	—(1)	$500,000,000(1)	$63,350(1)

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

(1)	The aggregate offering price of all securities issued, from time to time, pursuant to this registration statement will not exceed $500,000,000 in United States dollars or the equivalent in any other currency. The proposed maximum offering price per security will be determined from time to time, by the registrants in connection with the sale by the registrants of the securities registered hereunder. Any securities registered hereunder may be sold separately or together with other securities registered hereunder.

(2)	In United States dollars or the equivalent thereof in any other currency, currency unit or units, or composite currency or currencies, based on the exchange rate on the applicable offering date.

(3)	There is registered an indeterminate principal amount of Debt Securities as may be sold, from time to time, by Carnival plc. If any Debt Securities are being issued at an original issue discount, then the offering price may be in such greater principal amount at maturity as shall result in the aggregate initial offering price of such Debt Securities not to exceed $500,000,000, less the dollar amount of any other debt securities previously issued hereunder.

(4)	Under the Carnival Corporation Deed of Guarantee entered into between Carnival plc and Carnival Corporation on April 17, 2003, Carnival Corporation has agreed, subject to some exceptions, to guarantee all of the indebtedness of Carnival plc incurred under agreements entered into after April 17, 2003, including some or all of the Debt Securities whose issuance is or will be registered hereunder. No additional consideration will be paid for the guarantee of Carnival Corporation being registered under this registration statement, so no additional filing fee is being paid with respect to that guarantee.

The information in this prospectus is not complete and may be changed without notice. These securities may not be sold until the registration statement of which this prospectus is a part, filed with Securities and Exchange Commission, is declared effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any State or other jurisdiction where the offer or sale of these securities is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 5, 2004

$500,000,000

Debt Securities

     We, Carnival plc, may from time to time, sell debt securities, which may be guaranteed by Carnival Corporation.

     The aggregate offering price of the debt securities and guarantees to be offered under this prospectus will be limited to $500,000,000.

     We may sell securities to underwriters, through agents or directly to other purchasers. The prospectus supplement will include the names of any underwriter or agent.

     We urge you to read carefully this prospectus and the accompanying prospectus supplement, which will describe the specific terms of the securities being offered to you, before you make your investment decision. Any statement contained in this prospectus will be deemed to be modified or superseded by any inconsistent statement contained in the accompanying prospectus supplement. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

      Investing in the securities offered by this prospectus involves risks that are described in the “Risk Factors” section beginning on page 2 of this prospectus.

     Neither the Securities and Exchange Commission, nor any state securities commission, has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2004.

ABOUT THIS PROSPECTUS

      References in this prospectus to “we,” “us,” “our” and “Carnival plc” are to Carnival plc (formerly known as P&O Princess Cruises plc) including, unless otherwise expressly stated or the context otherwise requires, its subsidiaries. References to “Carnival Corporation” are to Carnival Corporation, including, unless otherwise expressly stated or the context otherwise requires, its subsidiaries. References to “Carnival Corporation & plc” are to both Carnival Corporation and Carnival plc collectively, following the establishment of the dual listed company structure. For more information about the dual listed company structure, please see “The Companies.”

WHERE YOU CAN FIND MORE INFORMATION

      Carnival plc and Carnival Corporation have jointly filed a Registration Statement on Form S-3 with the Securities and Exchange Commission regarding the offering of the securities offered by this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information included in the registration statement. For further information about Carnival plc and Carnival Corporation and the securities offered by this prospectus, you should refer to the registration statement and its exhibits.

      You may read and copy any document previously filed by each of Carnival plc and Carnival Corporation with the Securities and Exchange Commission (the “Commission”) at the Commission’s Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549. Carnival plc and Carnival Corporation file joint reports, joint proxy statements and other information with the Commission. Copies of such information filed with the Commission may be obtained at prescribed rates from the Public Reference Section. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. In addition, the Commission maintains a web site (www.sec.gov) that contains reports, proxy statements and other information regarding registrants, such as Carnival plc and Carnival Corporation, that file electronically with the Commission. Materials that Carnival plc and Carnival Corporation have filed may also be inspected at the library of the New York Stock Exchange (the “NYSE”), 20 Broad Street, New York, New York 10005.

      The periodic reports of Carnival plc and Carnival Corporation under the Exchange Act will contain the consolidated financial statements of Carnival Corporation & plc. You should only rely on the information contained in this prospectus and incorporated by reference in it.

i

INCORPORATION BY REFERENCE

      Carnival plc (file number 1-15136) and Carnival Corporation (file number 1-9610) are incorporating by reference into this prospectus the following documents or portions of documents filed with the Commission:

•	Carnival Corporation’s and Carnival plc’s joint Annual Report on Form 10-K for the fiscal year ended November 30, 2003;

•	The financial statements included in Carnival plc’s Annual Report on Form 20-F for the fiscal year ended December 31, 2002;

•	Carnival Corporation’s and Carnival plc’s joint Current Report on Form 8-K filed on March 5, 2004; and

•	All other documents filed by Carnival plc or Carnival Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the termination of the offering.

      You should rely only on the information contained in this document or that information to which this prospectus has referred you. Carnival plc and Carnival Corporation have not authorized anyone to provide you with any additional information.

      Any statement contained in this prospectus or a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

      The documents incorporated by reference into this prospectus are available from Carnival plc and Carnival Corporation upon request. Carnival plc and Carnival Corporation will provide a copy of any and all of the information that is incorporated by reference in this prospectus to any person, without charge, upon written or oral request. If exhibits to the documents incorporated by reference in this prospectus are not themselves specifically incorporated by reference in this prospectus, then the exhibits will not be provided. Requests for such copies should be directed to the following:

Carnival plc

Carnival Corporation
3655 N.W. 87th Avenue
Miami, Florida 33178-2428
Attention: Corporate Secretary
Telephone: (305) 599-2600, Ext. 18018

Except as provided above, no other information, including information on the web sites of Carnival plc or Carnival Corporation, is incorporated by reference into this prospectus.

ii

THE COMPANIES

Carnival Corporation & plc

      On April 17, 2003, Carnival plc (formerly known as P&O Princess Cruises plc) and Carnival Corporation completed a dual listed company transaction, or DLC transaction, which implemented Carnival Corporation & plc’s DLC structure. Carnival plc and Carnival Corporation are both public companies, with separate stock exchange listings and their own shareholders. The two companies have a single executive management team and identical boards of directors and are operated as if they were a single economic enterprise.

      Carnival Corporation & plc is the largest global cruise company and one of the largest vacation companies in the world. Carnival Corporation & plc had, as at February 15, 2004, a combined fleet of 73 cruise ships, offering 118,040 lower berths, with 11 additional cruise ships having 28,894 lower berths scheduled to be added between late February 2004 and mid-2006, and is the leading provider of cruises to all major destinations outside the Far East. Carnival plc and Carnival Corporation together carried more than 5.4 million passengers in fiscal 2003.

      Carnival Corporation & plc offers 12 complementary brands with leading positions in North America, the UK, Germany, Italy, France, Spain, Brazil, Argentina and Australia. Carnival Corporation & plc has multi-brand strategies that are intended to differentiate it from its competitors and provide products and services appealing to the widest possible target audience across all major segments of the vacation industry. Carnival Corporation & plc is the leading global cruise vacation operator with brands appealing to the widest target audience, focused on sourcing passengers from developed vacation markets where cruising is one of the fastest growing vacation alternatives.

      In addition to Carnival Corporation & plc’s cruise operations, Carnival Corporation & plc operates the leading tour companies in Alaska and the Canadian Yukon, through Holland America Tours and Princess Tours. Holland America Tours and Princess Tours operate 17 hotels and lodges in Alaska and the Canadian Yukon, two luxury dayboats and a fleet of more than 500 motorcoaches and more than 20 domed rail cars.

Carnival plc

      Carnival plc was incorporated and registered in England and Wales as P&O Princess Cruises plc in July 2000 and was renamed “Carnival plc” on April 17, 2003, the date on which the DLC transaction with Carnival Corporation was completed. Carnival plc’s ordinary shares are listed on the London Stock Exchange, and Carnival plc’s American Depositary Shares, or ADSs, are listed on the NYSE. Effective April 22, 2003, Carnival plc’s ordinary shares trade under the symbol “CCL” (formerly traded under “POC”) on the London Stock Exchange. Effective April 21, 2003, Carnival plc ADSs, each one of which represents one Carnival plc ordinary share, are traded under the symbol “CUK” (formerly traded under “POC”) on the NYSE. Carnival plc’s principal executive offices are located at Carnival House, 5 Gainsford Street, London SE1 2NE, United Kingdom. The telephone number of Carnival plc’s principal executive offices is 011 44 20 7940 5381.

Carnival Corporation

      Carnival Corporation was incorporated under the laws of the Republic of Panama in November 1974. Carnival Corporation’s common stock, together with paired trust shares of beneficial interest in the P&O Princess Special Voting Trust (which holds a Special Voting Share of Carnival plc), is traded on the NYSE under the symbol “CCL.” Carnival Corporation’s principal executive offices are located at Carnival Place, 3655 N.W. 87th Avenue, Miami, Florida 33178-2428. The telephone number of Carnival Corporation’s principal executive offices is (305) 599-2600.

RISK FACTORS

      An investment in the securities offered by this prospectus involves a number of risks. You should consider carefully the following information about these risks, together with the other information contained in this prospectus, before making an investment in the securities. A number of the statements in this section are forward-looking statements. See “Forward-Looking Statements.” Additional risk factors, which relate to our business, the DLC structure, taxation and our ownership structure are incorporated in this prospectus by reference to certain of our and Carnival Corporation’s filings with the Commission under Section 13(a) of the Exchange Act, including our and Carnival Corporation’s most recent joint Annual Report on Form 10-K. See “Where You Can Find More Information” and “Incorporation by Reference.”

We are not a U.S. corporation, and holders of debt securities may be subject to the uncertainties of a foreign legal system in protecting their interests.

      Our corporate affairs are governed by our memorandum of association and articles of association and by the corporate laws of England and Wales. The corporate laws of England and Wales may differ in some respects from the corporate laws in the United States. In addition, there is doubt as to enforceability in England, in original actions or in actions for enforcement of judgments of United States courts, of liabilities predicated upon United States federal securities laws. There is no treaty in effect between the United States and England providing for such enforcement and there are grounds upon which the English courts may choose not to enforce judgments of United States courts.

Carnival Corporation’s guarantee is governed by the laws of a foreign jurisdiction, and an action to enforce the guarantee must be brought in the courts of England.

      Unlike the debt securities offered by this prospectus, which will be governed by the laws of the State of New York, Carnival Corporation’s guarantee of the debt securities will be issued under a separate deed of guarantee that is governed by the laws of the Isle of Man. An action to enforce the guarantee must be brought exclusively in the courts of England. Because of the exclusive jurisdiction of English courts, an action to enforce the guarantee may be separate from an action to enforce the terms of the debt securities or related indentures. Furthermore, the Carnival Corporation deed of guarantee was executed in connection with the DLC transaction. DLC transactions are relatively unusual and there is little or no case law in the Isle of Man or the United Kingdom relating to DLC transactions or the agreements related to them. As a result of all of these factors, it may be more difficult, expensive and time consuming for holders to enforce the guarantee of Carnival Corporation than a guarantee governed by New York law in a more traditional financing. Furthermore, because a substantial portion of Carnival Corporation’s assets are located outside of the United Kingdom, any judgment related to the guarantee in England would then need to be enforced in other countries, such as the United States, which may require further litigation.

Carnival Corporation’s guarantee may be unenforceable due to fraudulent conveyance statutes and, accordingly, you could have no claim against Carnival Corporation, as guarantor of the debt securities.

      Although laws differ among various jurisdictions, a court could, under fraudulent conveyance laws, subordinate or avoid the guarantee of Carnival Corporation if it found that the guarantee was incurred with actual intent to hinder, delay or defraud creditors, or if Carnival Corporation did not receive fair consideration or reasonably equivalent value for the guarantee and that Carnival Corporation:

•	was insolvent or rendered insolvent because of the guarantee;

•	was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond the relevant guarantor’s ability to pay at maturity.

      Carnival Corporation does not believe that the issuance of its guarantee will be a fraudulent conveyance because, among other things, Carnival Corporation will receive benefits from an offering of the debt securities by Carnival plc. However, if a court were to void the guarantee of Carnival Corporation as the result of a fraudulent conveyance by Carnival Corporation or hold it unenforceable for any other reason, you would cease to have a claim against Carnival Corporation based on its guarantee and would solely be a creditor of Carnival plc.

FORWARD-LOOKING STATEMENTS

      Some of the statements contained in this prospectus are “forward-looking statements” that involve risks, uncertainties and assumptions with respect to Carnival Corporation & plc, including certain statements concerning future results, outlook, plans, goals and other events which have not yet occurred. These statements are intended to qualify for the safe harbors from liability provided by Section 27A of the U.S. Securities Act of 1933 and Section 21E of the U.S. Securities Exchange Act of 1934. You can find many, but not all, of these statements by looking for words like “will,” “may,” “believes,” “expects,” “anticipates,” “forecast,” “future,” “intends,” “plans” and “estimates” and for similar expressions.

      Because forward-looking statements involve risk and uncertainties, there are many factors that could cause our actual results, performance or achievements to differ materially from those expressed or implied in this prospectus. Forward-looking statements include those statements which may impact the forecasting of our earnings per share, net revenue yields, booking levels, pricing, occupancy, operating, financing and tax costs, cost per available lower berth day, estimates of ship depreciable lives and residual values, outlook or business prospects. These factors include, but are not limited to, the following:

•	achievement of expected benefits from the DLC transaction;

•	risks associated with the DLC structure;

•	risks associated with the uncertainty of the tax status of the DLC structure;

•	general economic and business conditions, which may impact levels of disposable income of consumers and net revenue yields for Carnival Corporation & plc’s cruise brands;

•	conditions in the cruise and land-based vacation industries, including competition from other cruise ship operators and providers of other vacation alternatives and increases in capacity offered by cruise ship and land-based vacation alternatives;

•	the impact of operating internationally;

•	the international political and economic climate, armed conflicts, terrorist attacks, availability of air service and other world events and adverse publicity, and their impact on the demand for cruises;

•	accidents and other incidents affecting the health, safety, security and vacation satisfaction of passengers;

•	Carnival Corporation & plc’s ability to implement our shipbuilding programs and brand strategies and to continue to expand our business worldwide;

•	Carnival Corporation & plc’s ability to attract and retain qualified shipboard crew and maintain good relations with employee unions;

•	Carnival Corporation & plc’s ability to obtain financing on terms that are favorable or consistent with our expectations;

•	the impact of changes in operating and financing costs, including changes in foreign currency and interest rates and fuel, food, payroll, insurance and security costs;

•	changes in the tax, environmental, health, safety, security and other regulatory regimes under which Carnival Corporation & plc operates;

•	continued availability of attractive port destinations;

•	Carnival Corporation & plc’s ability to successfully implement cost improvement plans and to integrate business acquisitions;

•	continuing financial viability of Carnival Corporation & plc’s travel agent distribution system;

•	weather patterns and natural disasters; and

•	the ability of a small group of shareholders to effectively control the outcome of shareholder voting.

      Forward-looking statements should not be relied upon as a prediction of actual results. Subject to any continuing obligations under applicable law or any relevant listing rules, we expressly disclaim any obligation to disseminate, after the date of this prospectus, any updates or revisions to any such forward-looking statements to reflect any change in expectations or events, conditions or circumstances on which any such statements are based.

USE OF PROCEEDS

      Unless we state otherwise in the applicable prospectus supplement, we will add our net proceeds from the sale of any securities offered by us under this prospectus to our working capital. The proceeds will be available for general corporate purposes, which may include the repayment of indebtedness, the financing of capital commitments and possible future acquisitions to expand our business. Pending final application, the net proceeds may be invested in marketable securities, including certificates of deposit and commercial paper.

RATIO OF EARNINGS TO FIXED CHARGES

Carnival Corporation & plc

      On a pro forma combined basis, giving effect to the DLC transaction as if it had occurred on December 1, 2002, Carnival Corporation & plc’s pro forma ratio of earnings to fixed charges would have been 4.8x for the year ended November 30, 2003. This ratio was calculated based on U.S. GAAP. Earnings include net income, adjusted for income taxes, plus fixed charges and exclude capitalized interest. Fixed charges include gross interest expense, amortization of deferred financing expenses and an amount equivalent to interest included in rental charges. Carnival Corporation & plc has assumed that one-third of rental expense is representative of the interest portion of rent expense.

Carnival Corporation & plc

      The following table sets forth Carnival Corporation & plc’s ratio of earnings to fixed charges on a historical basis for the periods indicated. Earnings include net income, adjusted for income taxes, minority interest and loss (income) from affiliated operations and dividends received, plus fixed charges and exclude capitalized interest. Fixed charges include gross interest expense, amortization of deferred financing expenses and an amount equivalent to interest included in rental charges. Carnival Corporation & plc has assumed that one-third of rental expense is representative of the interest portion of rent expense.

	Years Ended November 30,

	2003	2002	2001	2000	1999

Ratio of earnings to fixed charges(1)	5.5x	6.9x	7.1x	11.5x	11.3x

(1)	This ratio was calculated based on U.S. GAAP and includes the results of Carnival plc from April 17, 2003 to November 30, 2003, since Carnival Corporation has accounted for the DLC transaction as if Carnival plc was acquired by Carnival Corporation on April 17, 2003.

DESCRIPTION OF DEBT SECURITIES

      We may issue from time to time debt securities in one or more series that will consist of either senior debt (“Senior Debt Securities”) or subordinated debt (“Subordinated Debt Securities”). The Senior Debt Securities will be issued under an indenture (the “Senior Indenture”), between us and U.S. Bank National Association (the “Senior Trustee”). The Subordinated Debt Securities will be issued under an indenture (the “Subordinated Indenture”), between us and U.S. Bank National Association (the “Subordinated Trustee”). The term “Indenture” refers to either the Senior Indenture or the Subordinated Indenture, as appropriate, the term “Trustee” refers to either the Senior Trustee or the Subordinated Trustee, as appropriate, and the term “Debt Securities” refers to the Senior Debt Securities and the Subordinated Debt Securities. Each Indenture will be subject to and governed by the Trust Indenture Act of 1939.

      The following statements with respect to the Debt Securities are not complete and are subject to the detailed provisions of the Senior Indenture and the Subordinated Indenture. Forms of these agreements are filed as exhibits to the Registration Statement.

      The particular terms of each series of Debt Securities (including any additions or modifications to the general terms of the Debt Securities) will be described in a prospectus supplement that will be filed with the Commission. To review the terms of a particular series of Debt Securities, you must refer to both the prospectus supplement for the particular series and to the description of Debt Securities contained in this prospectus. There may be different trustees for one or more different series of Debt Securities. See “ — Trustee”.

General

      The aggregate public offering price of the Senior Debt Securities and Subordinated Debt Securities to be offered by this prospectus will not exceed $500,000,000 (or its foreign exchange rate equivalent if any Debt Securities are offered in currencies other than U.S. dollars). The Indenture allows us to issue additional Debt Securities in amounts authorized by our Board of Directors or a duly authorized committee of our Board of Directors.

      The applicable prospectus supplement for a series of Debt Securities to be issued will describe the following terms of the offered Debt Securities:

•	the title;

•	the aggregate principal amount, including any provision for the future offering of additional Debt Securities of such series;

•	the percentage of their principal amount at which they will be offered;

•	the date or dates on which principal is payable;

•	the place or places where the principal or (and premium, if any, on) and any interest on Securities of the series shall be payable;

•	the interest rate or rates and/or the method of determining the interest rates;

•	the dates from which interest, if any, will accrue, the method of determining those dates, and the dates on which interest is payable;

•	the terms for redemption, extension or early repayment;

•	the denominations in which the Debt Securities are authorized to be issued (if other than denominations of $1,000 or any integral multiple thereof);

•	the currency or currencies of payment of principal or interest, including the terms under which either we or you may elect such currency, if applicable;

•	the provisions for a sinking fund, if any;

•	if it is an amount other than the principal amount of the Debt Securities, the portion of the principal amount that will be payable if the maturity of the Debt Securities is declared to be accelerated;

•	any other restrictive covenants included for the benefit of the holders of the Debt Securities;

•	the events of default, if different than those stated herein under “ — Events of Default and Notice”;

•	whether the Debt Securities are issuable as a global security or securities;

•	the terms and conditions, if any, under which the Debt Securities may be converted into or exchanged for our other securities;

•	the applicability of the provisions described in “Defeasance” below;

•	if other than the Trustee, the identity of the Security Registrar and/or Paying Agent;

•	any subordination provisions applicable to the Debt Securities in addition to or different than those described under “Subordination” below; and

•	any other term or provision which is not inconsistent with the Indenture.

      One or more series of Debt Securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Any applicable U.S. federal income tax consequences and UK income tax consequences and special considerations will be described in the applicable prospectus supplement.

      Except as otherwise stated in the applicable prospectus supplement, principal, premium, if any, and interest, if any, will be payable at an office or agency to be maintained by us, except that at our option, interest may be paid by a check mailed to the person entitled to it.

      The Debt Securities will be issued only in fully registered form without coupons and may be presented for registration of transfer or exchange at the corporate trust office of the Trustee. No service charge will be made for any transfer or exchange of the Debt Securities, but we may require payment of a sum to cover any tax or other governmental charge that must be paid in connection with the transfer or exchange. Not all Debt Securities of any one series need be issued at the same time, and, unless otherwise provided, a series may be reopened for issuances of additional Debt Securities of that series.

      The Indenture does not contain any covenants or provisions that are specifically intended to give holders of the Debt Securities protection if we undertake a highly leveraged transaction. With respect to any series of Debt Securities, the existence or non-existence of such covenants or provisions will be disclosed in the applicable prospectus supplement.

      Neither English law nor our memorandum of association or articles of association limit the right of non-resident or foreign owners to hold Debt Securities.

Book-Entry System

      The Debt Securities of a series may be issued in the form of one or more global securities that will be deposited with a depository (the “Depository”) or with a nominee for the Depository identified in the applicable prospectus supplement, and will be registered in the name of the Depository or a nominee of it. In such a case one or more global securities will be issued in a denomination or aggregate denominations equal to the aggregate principal amount of all the Debt Securities of the series to be represented by the global security or securities. Unless and until it is exchanged in whole or in part for Debt Securities in definitive certificated form, a global security may be transferred, in whole but not in part, only to another nominee of the Depository for that series, or to a successor Depository for that series selected or approved by us, or to a nominee of that successor Depository.

      The specific depository arrangement with respect to any series of Debt Securities to be represented by a global security will be described in the applicable prospectus supplement.

Payment of Additional Amounts

      We will agree that any amounts payable on the Debt Securities will be paid without deduction or withholding for any and all present and future taxes, levies, imposts or other governmental charges imposed, assessed, levied or collected by or for the account of the United Kingdom (or by or for the account of the jurisdiction of incorporation (other than the United States) of a successor corporation to us, to the extent that such taxes first become applicable as a result of the successor corporation becoming the obligor on the Debt Securities) or any of its political subdivisions or taxing authorities (“Covered Taxes”). In addition, if deduction or withholding of any Covered Taxes is ever required by the United Kingdom (or the jurisdiction of incorporation (other than the United States) of a successor corporation to us), or any of its political subdivisions or taxing authorities, we will (if the holders or beneficial owners of the relevant Debt Securities comply with any relevant administrative requirements) pay any additional amounts (“Additional Amounts”) required to make the net amounts paid to the holders of the Debt Securities or the Trustee under the Indenture, as the case may be, after such deduction or withholding, equal to the amounts of principal, premium, if any, interest, if any, and sinking fund or analogous payments, if any, to which those holders or the Trustee are entitled. We are not required to pay Additional Amounts in respect of the following Taxes (“Excluded Taxes”):

•	any present or future foreign taxes which would not have been so imposed, assessed, levied or collected if the holder or beneficial owner of the relevant Debt Security did not have some present or former connection with the United Kingdom (or jurisdiction of incorporation of a successor corporation to us) or any such political subdivision of any such jurisdiction other than holding or owning a Debt Security, or collecting principal and interest, if any, on, or the enforcement of such Debt Security, which connection may include its domicile, residence or physical presence in such jurisdiction, or its conduct of a business or maintenance of a permanent establishment therein;

•	any present or future Covered Taxes which would not have been so imposed, assessed, levied or collected but for the fact that, where presentation is required, the relevant Debt Security was presented more than thirty days after the date the payment became due or was provided for, whichever is later; or

•	any present or future Covered Taxes which would not have been so imposed, assessed, levied or collected but for the failure to comply with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the United Kingdom (or the jurisdiction of incorporation of a successor corporation to us) or any of its political subdivisions of the holder or beneficial owner of the relevant Debt Security, if compliance is required by statute or by rules or regulations of any such jurisdiction as a condition to relief or exemption from Covered Taxes.

      We or any successor to us, as the case may be, will indemnify and hold harmless each holder of the Debt Securities and upon written request reimburse each holder for the amount of:

•	any Covered Taxes levied or imposed and paid by the holder of the Debt Securities (other than Excluded Taxes) as a result of payments made with respect to the Debt Securities;

•	any liability (including penalties, interest and expenses) arising from or in connection with the levying or imposing of any Covered Taxes; and

•	any Covered Taxes levied or imposed with respect to payment of Additional Amounts or any reimbursement pursuant to this list.

      We or our successor, as the case may be, will also:

•	make such withholding or deduction; and

•	remit the full amount deducted or withheld, to the relevant authority in accordance with applicable law.

      We or any successor to us, as the case may be, will furnish the Trustee within 30 days after the date the payment of any Covered Taxes is due, certified copies of tax receipts evidencing the payment by us or any successor to us, as the case may be. The Trustee will forward copies of the tax receipts to the holders of the Debt Securities.

      At least 30 days prior to each date on which any payment under or with respect to the Debt Securities is due and payable, if we will be obligated to pay Additional Amounts with respect to those payments, we will deliver to the Trustee an officer’s certificate stating that Additional Amounts will be payable, stating the amounts that will be payable, and setting forth any other information necessary to enable the Trustee to pay the Additional Amounts to holders of the Debt Securities on the payment date.

Redemption or Assumption of Debt Securities Under Certain Circumstances

      Unless otherwise specified in the prospectus supplement with respect to any series of Debt Securities, if as the result of any change in or any amendment to the laws, including any regulations and any applicable double taxation treaty or convention, of the United Kingdom (or the jurisdiction of incorporation (other than the United States) of a successor corporation to us), or of any of its political subdivisions or taxing authorities affecting taxation, or any change in an application or interpretation of those laws, including any applicable double taxation treaty, which change, amendment, application or interpretation becomes effective on or after the original issuance date of the series (or, in certain circumstances, the later date on which a corporation becomes a successor corporation to us), we determine based upon an opinion of independent counsel of recognized standing that:

•	we would be required to pay Additional Amounts on the next succeeding date for the payment thereof, or

•	any taxes would be imposed (whether by way of deduction, withholding or otherwise) by the United Kingdom (or the jurisdiction of incorporation (other than the United States) of a successor corporation to us) or by any of its political subdivisions or taxing authorities, upon or with respect to any principal, premium, if any, interest, if any, or sinking fund or analogous payments, if any, then we may, at our option, on giving not less than 30 nor more than 60 days’ irrevocable notice, redeem the series of Debt Securities in whole, but not in part, at any time (other than Debt Securities of a series having a variable rate of interest, which may be redeemed only on an interest payment date) at a redemption price equal to 100% of the principal amount plus accrued interest to the date fixed for redemption (other than outstanding original issue discount Debt Securities, which may be redeemed at the redemption price specified by the terms of each series of such Debt Securities). No notice of redemption may be given more than 90 days prior to the earliest date on which we would be obligated to pay the Additional Amounts or the tax would be imposed, as the case may be. Also, at the time that the notice of redemption is given, the obligation to pay Additional Amounts or tax, as the case may be, must be in effect.

Merger and Consolidation

      We and Carnival Corporation are subject to some limitation on such transactions under our constituent documents, but we, Carnival Corporation and our respective subsidiaries are generally permitted under the Indenture to consolidate or merge with another entity. We are also permitted under the Indenture to sell or lease substantially all of our assets to another entity or to buy or lease substantially all of the assets of another entity. No vote by holders of Debt Securities approving any of these actions is required, unless as part of the transaction we make changes to the Indenture requiring your approval. We may take these actions as part of a transaction involving outside third parties or as part of an internal corporate reorganization. We may take these actions even if they result in:

•	a lower credit rating being assigned to the Debt Securities; or

•	Additional Amounts becoming payable and the Debt Securities thus being subject to redemption at our option, as described earlier under “— Redemption or Assumption of Debt Securities Under Certain Circumstances.”

      We have no obligation under the Indenture to seek to avoid these results, or any other legal or financial effects that are disadvantageous to you, in connection with a merger, consolidation or sale or lease of assets that is permitted under the Indenture. However, we cannot consolidate with or merge into any other person or transfer or lease all or substantially all of our assets to any person unless:

•	after giving effect to the transaction, no Event of Default, and no event which after notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing; and

•	the person formed by the consolidation or into which we merged, or the person which acquires or leases all or substantially all of our assets, assumes all our obligations under the Debt Securities and the Indenture.

Events of Default and Notice

      Unless otherwise noted in an applicable prospectus supplement, the following are “Events of Default” in respect of a particular series of Debt Securities:

•	failure to pay interest (including Additional Amounts) for 30 days after it is due;

•	failure to pay the principal or premium, if any, when due;

•	failure to make a sinking fund payment for five days after it becomes due;

•	failure to perform any other covenant for 60 days after being given written notice of the failure in accordance with the Indenture;

•	failure to pay (after any applicable grace period) any indebtedness for money borrowed by us, Carnival Corporation or a Significant Subsidiary of either in excess of $50 million in aggregate principal amount or a default on such indebtedness that results in the acceleration of such indebtedness prior to its express maturity, if such indebtedness is not discharged, or such acceleration is not annulled, by the end of a period of 30 days after written notice to us by the trustee or to us and the trustee by the holders of at least 25% of the aggregate principal amount of outstanding Debt Securities of that particular series;

•	certain events of bankruptcy, insolvency or reorganization; and

•	any other Event of Default, as indicated in the applicable prospectus supplement.

      When we refer to a “Significant Subsidiary,” we mean any Subsidiary, the Net Worth of which represents more than 10% of the Consolidated Net Worth of Carnival plc, Carnival Corporation and their consolidated Subsidiaries. The terms “Subsidiary,” “Net Worth” and “Consolidated Net Worth” will be defined in the Indenture.

      If an Event of Default in respect of a particular series of Debt Securities outstanding occurs and is continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the Debt Securities outstanding of the series may declare the principal amount (or, if the Debt Securities of the series are original issue discount Debt Securities, the portion of the principal amount as may be specified in the terms of the series) of all of the Debt Securities of the series to be due and payable immediately. At any time after such a declaration of acceleration has been made, but before a judgment or decree for the payment of money due upon acceleration has been obtained by the Trustee, the holders of a majority in aggregate principal amount outstanding of the Debt Securities of the affected series may, under certain circumstances, rescind and annul the declaration and its consequences if all Events of Default relating to the Debt Securities of the series, other than the non-payment of principal due solely by the declaration of acceleration, have been cured or waived as provided in the Indenture.

      The Trustee will, within 90 days after a default in respect of a series of Debt Securities, give the holders of the series notice of all uncured defaults known to it (the term “default” includes the events specified above without grace periods). However, except in the case of default in the payment of the principal of, or premium, if any, on or interest on any of the Debt Securities of the series, or in the payment of any sinking fund installment with respect to the Debt Securities of the series, the Trustee may withhold such notice and will not be liable to holders for doing so, if the Trustee in good faith determines that the withholding of such notice is in the interests of the holders of the series.

      Pursuant to the terms of the Indenture, we will be required to furnish to the Trustee annually a statement of one of our authorized officers stating whether or not to the best of his or her knowledge we are in default, in respect of any series of Debt Securities, in the performance and observance of the terms of the Indenture and, if we are in default, specifying the default and the nature of it.

      The Indenture will provide that the holders of a majority in aggregate principal amount of all Debt Securities then outstanding of a particular series will have the right to waive certain defaults in respect of the series and, subject to certain limitations, to direct the time, method and place of conducting any proceedings for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee. The Indenture will provide that, in case an Event of Default in respect of a particular series of Debt Securities occurs (which is not cured or waived), the Trustee will be required to exercise such of its rights and powers under the Indenture, and to use the degree of care and skill in their exercise, that a prudent man would exercise or use in the conduct of his own affairs. Otherwise, the Trustee need only perform such duties as are specifically set forth in the Indenture. Subject to those provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the holders of the series unless they have offered to the Trustee reasonable security or indemnity.

      No holder of any series of Debt Securities will have any right to institute any proceeding with respect to the Indenture or for any remedy under it, unless the holder has previously given to the Trustee written notice of a continuing Event of Default and unless the holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of the series have made written request, and offered reasonable indemnity, to the Trustee to institute such a proceeding as trustee. In addition, the Trustee must not have received from the holders of a majority in aggregate principal amount of the outstanding Debt Securities of the series a direction inconsistent with the request and have failed to institute the proceeding within 60 days. However, such limitations do not apply to a suit instituted by a holder of a Debt Security for enforcement of payment of the principal of and premium, if any, or interest on the Debt Security on or after the respective due dates expressed in the Debt Security.

      The Events of Default may be modified with respect to a series of Debt Securities. Any such modification will be described in a prospectus supplement.

Modification of the Indenture

      We may modify the Indenture without the consent of the holders of a particular series of the Debt Securities:

•	to evidence the succession of another corporation and the assumption of our covenants under the Indenture and the Debt Securities consistent with the terms of the Indenture;

•	to add to our covenants or to the events of default;

•	to cure any ambiguity, defect or inconsistency;

•	to make certain other changes which would not, in the good faith opinion of our board of directors, adversely affect holders of that particular series of Debt Securities in any material respect;

•	to secure any or all of the Debt Securities;

•	to establish the form or terms of Debt Securities of any series;

•	to evidence and provide for the acceptance of appointment by a successor Trustee with respect to the Debt Securities of one or more series and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts by more than one Trustee;

•	to make any change that does not materially adversely affect the interests of the holders of Debt Securities of any series then outstanding;

•	to add guarantees with respect to any or all of the Debt Securities;

•	to provide for uncertificated Securities in addition to or in place of certificated Securities (provided that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code of 1986, as amended, or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of such Code);

•	to comply with any requirement of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act of 1939; or

•	for other purposes described in the Indenture.

      We may also modify the Indenture, our rights and obligations, and the rights of the holders of a particular series, with the consent of the holders of at least a majority in aggregate principal amount of the outstanding Debt Securities of that series. However, without the consent of each affected holder of each Debt Security of a series, no modification may be made which would:

•	change the stated maturity of the principal or premium, if any, of a Debt Security in the series;

•	change the stated maturity of the interest (including Additional Amounts) on any Debt Security in the series;

•	reduce the principal amount of a Debt Security in the series;

•	reduce the interest rate on any Debt Security in the series; or

•	reduce the amount of principal of an original issue discount Debt Security that is payable upon the acceleration of the maturity of the Security.

      In addition, the consent of the holders of all then outstanding Debt Securities of the series is required to reduce the percentage of holders of Debt Securities whose consent is required to modify the Indenture.

Defeasance

      An applicable supplemental indenture may allow us to elect either:

(1)	to defease and be discharged from any and all obligations with respect to the Debt Securities of any series pursuant to the supplemental indenture, except for the obligation to pay Additional Amounts and certain other obligations, or

(2)	to be released from our obligations with respect to the Debt Securities under certain sections of the Indenture or supplemental indenture or certain Events of Default.

      In order to exercise either defeasance option, we must irrevocably deposit with the applicable Trustee, in trust, money or certain direct qualifying obligations of the United States or an agency or instrumentality of the United States which, in either case, are not callable at the issuer’s option (“U.S. Government Obligations”) or certain depositary receipts for U.S. Government Obligations that through the payment of interest and principal on them will provide sufficient money to pay all the principal of and premium, if any, and any interest on, the Debt Securities on the dates the payments are due. Defeasance may be effected only if, among other things:

•	no Event of Default or event which with the giving of notice or lapse of time, or both, would become an Event of Default under the applicable Indenture has occurred and is continuing on the date of the deposit;

•	in the event of defeasance under clause (1) above, we have delivered an opinion of counsel, stating that we have received from, or there has been published by, the Internal Revenue Service a ruling, or since the date of the applicable supplemental indenture there has been a change in applicable federal law, holding that the holders of the Debt Securities will not recognize gain or loss for United States federal income tax purposes as a result of the deposit or defeasance, and will be subject to United States federal income tax in the same manner as if the defeasance had not occurred; and

•	in the event of defeasance under clause (2) above, we have delivered an opinion of counsel to the effect that, among other things, the holders of the Debt Securities will not recognize gain or loss for United States federal income tax purposes as a result of the deposit or defeasance and will be subject to United States federal income tax in the same manner as if the defeasance had not occurred.

      If we fail to comply with our remaining obligations under the applicable Indenture or supplemental indenture after a defeasance of the Indenture and supplemental indenture with respect to Debt Securities as described under clause (2) above, and the Debt Securities are declared due and payable because of the occurrence of any undefeased Event of Default, the amount of money and U.S. Government Obligations on deposit with the Trustee might be insufficient to pay amounts due on the Debt Securities of the series at the time of the acceleration resulting from the Event of Default. However, we will remain liable in respect of the payments.

Satisfaction and Discharge

      An Indenture shall, at our request, cease to be of further effect, except as to any surviving rights of registration or transfer or exchange of Debt Securities, and the Trustee, at our expense, shall execute proper instruments acknowledging satisfaction and discharge of such Indenture, when

(1)	either:

(A)	all Debt Securities theretofore authenticated and delivered (other than (i) Debt Securities which have been destroyed, lost or stolen and which have been replaced or paid and (ii) Debt Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust) have been delivered to the Trustee for cancellation; or

(B)	all such Debt Securities not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their stated maturity date within one year or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in our name and at our expense, and, in the case of (i), (ii) or (iii), we have deposited or caused to be deposited with the Trustee as funds in trust an amount sufficient to pay and discharge the entire indebtedness on such Debt Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Debt Securities which have become due and payable) or to the stated maturity or redemption date, as the case may be;

(2)	we have paid or caused to be paid all other sums payable hereunder by us; and

(3)	we have delivered to the Trustee and officer’s certificate and an opinion of counsel, each stating that all of the conditions precedent relating to the satisfaction and discharge of this Indenture have been complied with.

      In the event there are Debt Securities of two or more series issued under an Indenture, the Trustee shall be required to execute an instrument acknowledging satisfaction and discharge of such Indenture only if requested to do so with respect to Debt Securities of all series as to which it is Trustee and if the other conditions thereto are met. In the event there are two or more Trustees, then the effectiveness of any such instrument shall be conditioned upon receipt of such instruments from all such Trustees.

      Notwithstanding the satisfaction and discharge of an Indenture, the obligations of the Trustee regarding the application of money held in trust by the Trustee shall survive.

Subordination

      If our assets are distributed upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of (and premium, if any), and interest on, the Subordinated Debt Securities will be paid after, to the extent provided in the Subordinated Indenture and the applicable supplemental indenture, all senior indebtedness (as defined in such Subordinated Indenture and such supplemental indenture) is paid in full, including Senior Debt Securities. Nevertheless, our obligation to pay principal (and premium, if any) or interest on the Subordinated Debt Securities will not otherwise be affected. We may not pay any principal (or premium, if any), sinking fund or interest on the Subordinated Debt Securities when we are in default in the payment of principal, premium, if any, sinking fund or interest on senior indebtedness. If, while we are in default on senior indebtedness, any payment is received by the Subordinated Trustee under the Subordinated Indenture or the holders of any of the Subordinated Debt Securities before we have paid all senior indebtedness in full, the payment or distribution must either be paid over to the holders of the unpaid senior indebtedness or applied to the repayment of the unpaid senior indebtedness.

      Until we have paid the senior indebtedness in full, the holders of the Subordinated Debt Securities will be subrogated to the rights of the holders of our senior indebtedness to the extent that payments are made to the holders of senior indebtedness out of the distributive share of the Subordinated Debt Securities.

      Because of the way in which the subordination provisions operate, if our assets are distributed upon insolvency, certain of our general creditors may recover more, ratably, than holders of Subordinated Debt Securities. The Subordinated Indenture or applicable supplemental indenture may state that its subordination provisions will not apply to money and securities held in trust under the satisfaction and discharge, and the legal defeasance, provisions of the Subordinated Indenture.

      If this prospectus is being delivered in connection with the offering of a series of Subordinated Debt Securities, the accompanying prospectus supplement or the information incorporated by reference in it will describe the approximate amount of senior indebtedness outstanding as of a recent date.

Conversion Rights

      The terms and conditions, if any, on which Debt Securities being offered are convertible into our other securities will be set forth in an applicable prospectus supplement. The terms to be described will include the conversion price, the conversion period, provisions as to whether conversion will be at the option of the holder or us, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event that the Debt Securities are redeemed.

Trustee

      The Trustee may resign or be removed with respect to one or more series of Debt Securities, and a successor Trustee may be appointed to act with respect to that or those series. In the event that there are two or more persons acting as Trustee with respect to different series of Debt Securities, each Trustee will be a trustee of a trust or trusts under the Indenture that are separate and apart from the trust or trusts administered by any other Trustee, and any action permitted or required to be taken by the “Trustee” may be taken by each successor Trustee with respect to, and only with respect to, the one or more series of Debt Securities for which that successor is acting as Trustee.

Governing Law

      The Debt Securities and the Indenture will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF THE CARNIVAL CORPORATION GUARANTEE

      Carnival Corporation is guaranteeing our monetary obligations under some or all of the Debt Securities. We expect that the guarantee of Senior Debt Securities will be on an unsecured and unsubordinated basis, while the guarantee of the Subordinated Debt Securities will be on a subordinated basis. Carnival Corporation’s guarantee is being issued under its deed of guarantee, which Carnival Corporation and we executed at the closing of the DLC transaction on April 17, 2003. At the closing of the DLC transaction, Carnival Corporation and we also executed a separate deed of guarantee reciprocal to Carnival Corporation’s, under which we guaranteed specified obligations of Carnival Corporation owed to its creditors. The following description is a summary of the material provisions of Carnival Corporation’s deed of guarantee. The summary is not complete and may not cover information that you may find important. Accordingly, this summary is subject to, and qualified in its entirety by reference to, the detailed provisions of Carnival Corporation’s deed of guarantee. You should read Carnival Corporation’s deed of guarantee carefully and in its entirety because it, and not this description, defines your rights under the Carnival Corporation deed of guarantee.

Form of Guarantee

      The Carnival Corporation guarantee will be in uncertificated form.

Obligations Guaranteed

      Under Carnival Corporation’s deed of guarantee, Carnival Corporation has fully, unconditionally and irrevocably undertaken and promised to us that Carnival Corporation will, as a continuing obligation, make to the creditor to whom or to which it is owed the proper and punctual payment of each of the following obligations, following written demand on us, Carnival Corporation and/or, to the extent applicable, the relevant primary obligor, if for any reason we do not make such payment on the relevant due date:

•	any contractual monetary obligations owed to our creditors incurred under an agreement entered into since completion of the DLC transaction;

•	any contractual monetary obligations of other persons, referred to as principal debtors, which are guaranteed by us and incurred under an agreement entered into since completion of the DLC transaction; and

•	any other obligation of any kind that may be agreed in writing between us and Carnival Corporation.

      Carnival Corporation’s deed of guarantee provides that the creditors to whom our obligations are owed are intended third party beneficiaries of Carnival Corporation’s deed of guarantee. Subject to protective procedures for existing and new beneficiaries of Carnival Corporation’s guarantee, we and Carnival Corporation may exclude obligations from coverage under Carnival Corporation’s deed of guarantee by agreement, as described below under “Exclusions from the Guarantee.” If a series of Debt Securities is excluded from coverage under Carnival Corporation’s deed of guarantee, the prospectus supplement relating to those Debt Securities will so state.

      Should any obligation not be recoverable from Carnival Corporation as a result of the obligation becoming void, voidable or unenforceable against us, Carnival Corporation also has agreed that it will, as sole, original and independent obligor, make payment on such obligation by way of a full indemnity. Unless otherwise provided in Carnival Corporation’s deed of guarantee, Carnival Corporation’s liabilities and obligations under Carnival Corporation’s deed of guarantee will remain in force notwithstanding any act, omission, neglect, event or matter which would not affect or discharge our liabilities owed to the relevant creditor, including, without limitation:

•	anything which would have discharged Carnival Corporation, wholly or in part, but not us;

•	anything which would have offered Carnival Corporation, but not us, any legal or equitable defense; and

•	any winding-up, insolvency, dissolution and/or analogous proceeding of, or any change in constitution or corporate identity or loss of corporate identity by, us or any other person or entity.

      In the event that Carnival Corporation is required under the Carnival Corporation deed of guarantee to make a payment to a creditor, we will reimburse Carnival Corporation for those payments.

Exclusions from the Guarantee

      We and Carnival Corporation may, by entering into a supplemental deed and by giving the required notice, exclude from the scope of Carnival Corporation’s deed of guarantee obligations of a particular type, or a particular obligation or obligations, incurred after a specified date. The specified date must be:

•	in the case of obligations of a particular type, at least three months after the date on which notice of the relevant exclusion is given, or

•	in the case of a particular obligation, at least five business days, or such shorter period as the relevant creditor may agree, after the date on which notice is given to the relevant creditor.

However, no such agreement or exclusion shall be effective with respect to any obligation incurred before, or arising out of, any credit or similar facility available for use at, the time at which the relevant agreement or exclusion becomes effective. Therefore, under this provision we and Carnival Corporation would not be able to exclude a series of Debt Securities or the indenture governing such Debt Securities from the scope of Carnival Corporation’s deed of guarantee after the issuance of those Debt Securities without the consent of the trustee under the indenture and the requisite holders of the relevant Debt Securities.

No Defense, Set-off and Counterclaim

      In respect of any claim against Carnival Corporation by a creditor under Carnival Corporation’s deed of guarantee, Carnival Corporation will not have available to it:

•	by way of defense or set-off, any matter that arises from or in connection with Carnival Corporation’s deed of guarantee, and which would have been available to Carnival Corporation by way of defense or set-off if the proceedings had been brought against Carnival Corporation by us,

•	by way of defense or set-off, any matter that would have been available to Carnival Corporation by way of defense or set-off against a creditor if the creditor had been a party to Carnival Corporation’s deed of guarantee, or

•	by way of counterclaim any matter not arising from Carnival Corporation’s deed of guarantee that would have been available to Carnival Corporation by way of counterclaim against a creditor if the creditor had been a party to Carnival Corporation’s deed of guarantee.

Governing Law and Jurisdiction

      Carnival Corporation’s deed of guarantee is governed and construed in accordance with the laws of the Isle of Man. All actions or proceedings arising out of or in connection with Carnival Corporation’s deed of guarantee must be exclusively brought in courts in England. In addition, the issuance of the Carnival Corporation guarantee will not affect the governing law of any Debt Securities guaranteed and the related Indenture, which will be governed by the laws of the State of New York. It is therefore likely that the governing law and the jurisdiction in which actions may be brought in respect of the Carnival Corporation guarantee will be different from those for the Debt Securities. See “Risk Factors — Risks Relating to Carnival Corporation’s Guarantee — Carnival Corporation’s guarantee is governed by the laws of a foreign jurisdiction, and an action to enforce the guarantee must be brought in the courts of England.”

Termination

      No termination of Carnival Corporation’s deed of guarantee will be effective with respect to any obligation under Carnival Corporation’s deed of guarantee incurred before, or arising out of, any credit or similar facility available for use at, the time at which the termination becomes effective. Therefore, after the issuance of a series of Debt Securities made subject to the Carnival Corporation’s deed of guarantee, the termination provisions described below will not apply to those Debt Securities without the consent of the trustee under the indenture and the requisite holders of those Debt Securities.

      Subject to that limitation, Carnival Corporation’s deed of guarantee will terminate:

•	automatically upon the termination or the discontinuance of effectiveness of the Equalization and Governance Agreement, which was entered into by us and Carnival Corporation at the closing of the DLC transaction and is the primary agreement governing the ongoing relationship between us and Carnival Corporation as a dual listed company operating as a single economic entity,

•	automatically upon the termination or discontinuance of effectiveness of our deed of guarantee, or

•	on such future date as Carnival Corporation may determine with the giving of three months’ notice following our consenting to such termination, although our consent shall not be required if prior to the date of such notice a resolution is passed or an order is made for the liquidation of us.

Amendment

      We and Carnival Corporation may amend Carnival Corporation’s deed of guarantee by entering into a supplemental deed. The amendment may apply only to a guarantee of a specific issue or series of Debt Securities. For example, if the Debt Securities are Subordinated Debt Securities, the guarantee of such Subordinated Debt Securities is expected to include subordination provisions similar to those applicable to the Subordinated Debt Securities. If the terms of any guarantee of Debt Securities are different from those stated in this prospectus, the differences will be set forth in the prospectus supplement relating to such Debt Securities. However, no amendment of Carnival Corporation’s deed of guarantee will be effective with respect to any obligation under Carnival Corporation’s deed of guarantee incurred before, or arising out of, any credit or similar facility available for use at, the time at which the amendment becomes effective. Therefore, after the issuance of a series of Debt Securities subject to Carnival Corporation’s deed of guarantee, no such amendment may become effective with respect to such Debt Securities without the consent of the trustee and the requisite holders of those Debt Securities.

PLAN OF DISTRIBUTION

      We may sell the securities being offered by this prospectus in four ways, including by combination of the following:

•	through agents,

•	through underwriters,

•	through dealers, and

•	directly to one or more other purchasers.

      We may designate agents from time to time to solicit offers to purchase these securities. We will name any such agent, who may be deemed to be an “underwriter”, as that term is defined in the Securities Act and state any commissions we are to pay to that agent in the applicable prospectus supplement. That agent will be acting on a reasonable efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

      If we use any underwriters to offer and sell these securities, we will enter into an underwriting agreement with those underwriters when we and they determine the offering price of the securities, and we will include the names of the underwriters and the terms of the transaction in the applicable prospectus supplement.

      If we use a dealer to offer and sell these securities, we will sell the securities to the dealer, as principal, and will name the dealer in the applicable prospectus supplement. The dealer may then resell the securities to the public at varying prices to be determined by that dealer at the time of resale.

      If underwriters or dealers are used in an offering, the securities offered pursuant to this prospectus may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase any securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased.

      Such purchasers, underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or the purchasers. These discounts, concessions or commissions as to any particular underwriter, dealer or agent may be in excess of those customary in the types of transactions involved.

      Our net proceeds will be the purchase price in the case of sales to a dealer, the public offering price less discount in the case of sales to an underwriter or the purchase price less commission in the case of sales through an agent, in each case, less other expenses attributable to issuance and distribution. We will include in the prospectus supplement relating to each offering information regarding all the amounts described in the preceding sentence.

      Each issue of securities will be a new issue of securities with no established trading market. It has not been established whether the underwriters, if any, of the securities will make a market in these securities. If a market in the securities is made by any such underwriters, such market-making may be discontinued at any time without notice. We can give no assurance as to the liquidity of the trading market of these securities.

      In order to facilitate the offering of the securities offered under this prospectus, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on these securities. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in these securities for their own accounts. In addition, to cover over-allotments or to stabilize the price of these securities or of any other securities, the underwriters may bid for, and purchase, these securities or any other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing these securities in the offering, if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of these securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

      If so indicated in the applicable prospectus supplement, one or more firms, which we refer to as “remarketing firms,” acting as principals for their own accounts or as agents for us, may offer and sell these securities as part of a remarketing upon their purchase, in accordance with their terms. We will identify any remarketing firm, the terms of its agreement, if any, with us and its compensation in the applicable prospectus supplement.

      Remarketing firms, agents, underwriters and dealers may be entitled under agreements with us to indemnification by us against some civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

      If so indicated in the prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers by some purchasers to purchase offered securities from us at the public offering price stated in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject to only those conditions described in the prospectus supplement, and the prospectus supplement will state the commission payable for solicitation of these offers.

      Any underwriter, agent or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

LEGAL MATTERS

      The validity of the Debt Securities and certain other matters have been passed upon for Carnival plc by Paul, Weiss, Rifkind, Wharton & Garrison LLP. Freshfields Bruckhaus Deringer has passed upon certain matters with respect to the laws of England and Wales. Dickinson Cruickshank & Co. has passed upon the validity of the guarantee offered by this prospectus by Carnival Corporation. Certain matters with respect to Panamanian law have been passed upon for Carnival Corporation by Tapia Linares y Alfaro.

      James M. Dubin and John J. O’Neil, partners of Paul, Weiss, Rifkind, Wharton & Garrison LLP, are the sole securityholders of various corporations which act as trustees or protectors of various trusts established for the benefit of members of the Arison family and charitable trusts. In these capacities, Messrs. Dubin and O’Neil had, as of February 23, 2004, shared voting or dispositive rights over approximately 23% of Carnival Corporation’s outstanding common stock, representing approximately 18% of the total voting power of Carnival Corporation & plc. Paul, Weiss, Rifkind, Wharton & Garrison LLP also serves as counsel to Micky Arison, who is the chairman and chief executive officer of us and Carnival Corporation and other Arison family members and trusts.

EXPERTS

      The consolidated financial statements of Carnival Corporation & plc incorporated in this prospectus by reference to Carnival Corporation & plc’s joint Annual Report on Form 10-K for the fiscal year ended November 30, 2003 have been incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.

      The consolidated financial statements of Carnival plc, formerly known as P&O Princess Cruises plc, as of December 31, 2002 and 2001, and for each of the years in the three year period ended December 31, 2002 have been incorporated by reference herein in reliance on the report of KPMG Audit Plc, chartered accountants and registered auditor, incorporated by reference herein and upon the authority of said firm as experts in auditing and accounting. The audit report covering the December 31, 2002 financial statements refers to the adoption of FRS 19 Deferred Tax.

$500,000,000

DEBT SECURITIES

PRELIMINARY PROSPECTUS

March 5, 2004

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

      The following table sets forth the various expenses payable in connection with the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions (which will be described in the applicable prospectus supplement). All the amounts shown are estimates, except the Securities and Exchange Commission registration fee. All of such expenses are being borne by Carnival Corporation & plc.

Securities and Exchange Commission Registration Fee	$63,350
Accounting Fees and Expenses	7,500
Legal Fees and Expenses	75,000
Printing and Engraving Expenses	25,000
Miscellaneous Fees and Expenses	17,000

Total	$187,850

Item 15.	Indemnification of Directors and Officers.

Article 288 of Carnival plc’s articles of association provides:

      “Subject to the provisions of the Companies Acts but without prejudice to any indemnity to which a director may otherwise be entitled, every director or other officer of Carnival plc or of Carnival Corporation shall be indemnified out of the assets of Carnival plc against any liability incurred by him to the fullest extent permitted under the law.”

      Under the UK Companies Act 1985, a UK company is not permitted to indemnify a director or officer of the company (or any person employed by the company as an auditor) against any liability in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the company.

      UK companies, however, may:

•	purchase and maintain liability insurance for officers and directors; and

•	indemnify officers and directors against any liability incurred by him either in defending any proceedings in which judgment is given in his favor or he is acquitted, or in connection with the court granting him relief from liability in the case of honest and reasonable conduct.

      Carnival plc has entered into agreements with each of its directors providing essentially the same indemnities as are described in Carnival plc’s articles of association as described above.

      Carnival Corporation’s third amended and restated articles of incorporation and by-laws provide, subject to the requirements set forth therein, that with respect to any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, Carnival Corporation shall indemnify such person by reason of the fact that he is or was one of Carnival Corporation’s or Carnival plc’s directors or officers, and may indemnify such person by reason of the fact that he is or was one of Carnival Corporation’s or Carnival plc’s employees or agents or is or was serving at Carnival Corporation’s or Carnival plc’s request as a director, officer, employee or agent in another corporation, partnership, joint venture, trust or other enterprise, in either case against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to Carnival Corporation’s or Carnival plc’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Carnival Corporation has entered into agreements with each of its directors providing essentially the same indemnities as are described in Carnival Corporation’s third amended and restated articles of incorporation in the event that such director or such director’s heirs, executors or administrators are made a party to threatened, pending or completed actions, suits or proceedings as described above.

Item 16.	Exhibits and Financial Statement Schedules.

1.1	*	Form of Underwriting Agreement
3.1		Articles of Association of Carnival plc (incorporated by reference to Exhibit 3.3 to the joint Current Report on Form 8-K of Carnival Corporation and Carnival plc, filed on April 17, 2003)
3.2		Memorandum of Association of Carnival plc (incorporated by reference to Exhibit 3.4 to the joint Current Report on Form 8-K of Carnival Corporation and Carnival plc, filed on April 17, 2003)
3.3		Third Amended and Restated Articles of Incorporation of Carnival Corporation (incorporated by reference to Exhibit 3.1 to the joint Current Report on Form 8-K of Carnival Corporation and Carnival plc, filed on April 17, 2003)
3.4		Amended and Restated By-laws of Carnival Corporation (incorporated by reference to Exhibit 3.2 to the joint Current Report on Form 8-K of Carnival Corporation and Carnival plc, filed on April 17, 2003)
4.1		Form of Senior Indenture between the Company and the Senior Trustee relating to the Senior Debt Securities
4.2		Form of Subordinated Indenture between the Company and Subordinated Trustee relating to the Subordinated Debt Securities
4.3		Form of Senior Debt Security (included in Exhibit 4.1)
4.4		Form of Subordinated Debt Security (included in Exhibit 4.2)
4.6		Carnival Corporation Deed of Guarantee between Carnival plc and Carnival Corporation, dated as of April 17, 2003 (incorporated by reference to Exhibit 4.3 to Carnival plc and Carnival Corporation’s joint registration statement on Form S-4, File No. 333-105671)
5.1		Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP
5.2		Opinion of Tapia Linares y Alfaro
5.3		Opinion of Freshfields Bruckhaus Deringer
5.4		Opinion of Dickinson Cruickshank & Co.
12.1		Pro Forma Ratio of Earnings to Fixed Charges of Carnival Corporation & plc for the year ended November 30, 2003
12.2		Ratio of Earnings to Fixed Charges of Carnival Corporation & plc for each of the five years ended November 30, 2003, 2002, 2001, 2000 and 1999 (incorporated by reference to Exhibit 12 to the Carnival Corporation & plc joint Annual Report on Form 10-K for the year ended November 30, 2003)
23.1		Consent of PricewaterhouseCoopers LLP, Independent Certified Public Accountants
23.2		Consent of KPMG Audit Plc, Chartered Accountants
23.3		Consent of Paul, Weiss, Rifkind, Wharton & Garrison (included in Exhibit 5.1)
23.4		Consent of Tapia Linares y Alfaro (included in Exhibit 5.2)
23.5		Consent of Freshfields Bruckhaus Deringer (included in Exhibit 5.3)
23.6		Consent of Dickinson Cruickshank & Co. (included in Exhibit 5.4)
24		Powers of Attorney (included on signature pages)
25.1		Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1 of the Trustee to act as Trustee under the Indentures

*	To be incorporated by reference in connection with an offering of such securities.

Item 17.	Undertakings

The undersigned Registrants hereby undertake:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrants’ annual reports pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(5)	To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939; and

(6) (i)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(ii)	For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer, or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES OF CARNIVAL PLC

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on the 1st day of March, 2004.

CARNIVAL PLC

By:	/s/ MICKY ARISON

Name: Micky Arison

Title:	Chairman of the Board of Directors and Chief Executive Officer

POWER OF ATTORNEY

      Each of the undersigned directors and officers of Carnival plc hereby severally constitutes and appoints Howard S. Frank, Gerald R. Cahill, David Bernstein or Arnaldo Perez and each of them, as attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any amendments to this registration statement (including post-effective amendments), and to file the same with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact, or any of them, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the dates indicated by the following persons in the capacities indicated.

Signatures	Title	Date

/s/ MICKY ARISON Micky Arison	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	March 1, 2004

/s/ HOWARD S. FRANK Howard S. Frank	Vice-Chairman of the Board of Directors and Chief Operating Officer	March 1, 2004

/s/ GERALD R. CAHILL Gerald R. Cahill	Executive Vice President and Chief Financial and Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	March 1, 2004

/s/ RICHARD G. CAPEN, JR. Richard G. Capen, Jr.	Director	March 1, 2004

/s/ ROBERT H. DICKINSON Robert H. Dickinson	Director	March 1, 2004

Signatures	Title	Date

/s/ ARNOLD W. DONALD Arnold W. Donald	Director	March 1, 2004

/s/ PIER LUIGI FOSCHI Pier Luigi Foschi	Director	March 1, 2004

/s/ BARONESS HOGG Baroness Hogg	Director	March 1, 2004

/s/ A. KIRK LANTERMAN A. Kirk Lanterman	Director	March 1, 2004

/s/ MODESTO A. MAIDIQUE Modesto A. Maidique	Director	March 1, 2004

/s/ JOHN P. MCNULTY John P. McNulty	Director	March 1, 2004

/s/ SIR JOHN PARKER Sir John Parker	Director	March 1, 2004

/s/ PETER G. RATCLIFFE Peter G. Ratcliffe	Director	March 1, 2004

/s/ STUART SUBOTNICK Stuart Subotnick	Director	March 1, 2004

/s/ UZI ZUCKER Uzi Zucker	Director	March 1, 2004

SIGNATURES OF CARNIVAL CORPORATION

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on the 1st day of March, 2004.

CARNIVAL CORPORATION

By:	/s/ MICKY ARISON

Name: Micky Arison

Title:	Chairman of the Board of Directors and Chief Executive Officer

POWER OF ATTORNEY

      Each of the undersigned directors and officers of Carnival Corporation hereby severally constitutes and appoints Howard S. Frank, Gerald R. Cahill, David Bernstein or Arnaldo Perez and each of them, as attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any amendments to this registration statement (including post-effective amendments), and to file the same with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact, or any of them, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the dates indicated by the following persons in the capacities indicated.

Signatures	Title	Date

/s/ MICKY ARISON Micky Arison	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	March 1, 2004

/s/ HOWARD S. FRANK Howard S. Frank	Vice-Chairman of the Board of Directors and Chief Operating Officer	March 1, 2004

/s/ GERALD R. CAHILL Gerald R. Cahill	Executive Vice President and Chief Financial and Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	March 1, 2004

/s/ RICHARD G. CAPEN, JR. Richard G. Capen, Jr.	Director	March 1, 2004

/s/ ROBERT H. DICKINSON Robert H. Dickinson	Director	March 1, 2004

Signatures	Title	Date

/s/ ARNOLD W. DONALD Arnold W. Donald	Director	March 1, 2004

/s/ PIER LUIGI FOSCHI Pier Luigi Foschi	Director	March 1, 2004

/s/ BARONESS HOGG Baroness Hogg	Director	March 1, 2004

/s/ A. KIRK LANTERMAN A. Kirk Lanterman	Director	March 1, 2004

/s/ MODESTO A. MAIDIQUE Modesto A. Maidique	Director	March 1, 2004

/s/ JOHN P. MCNULTY John P. McNulty	Director	March 1, 2004

/s/ SIR JOHN PARKER Sir John Parker	Director	March 1, 2004

/s/ PETER G. RATCLIFFE Peter G. Ratcliffe	Director	March 1, 2004

/s/ STUART SUBOTNICK Stuart Subotnick	Director	March 1, 2004

/s/ UZI ZUCKER Uzi Zucker	Director	March 1, 2004

EXHIBIT INDEX

1.1	*	Form of Underwriting Agreement
3.1		Articles of Association of Carnival plc (incorporated by reference to Exhibit 3.3 to the joint Current Report on Form 8-K of Carnival Corporation and Carnival plc, filed on April 17, 2003)
3.2		Memorandum of Association of Carnival plc (incorporated by reference to Exhibit 3.4 to the joint Current Report on Form 8-K of Carnival Corporation and Carnival plc, filed on April 17, 2003)
3.3		Third Amended and Restated Articles of Incorporation of Carnival Corporation (incorporated by reference to Exhibit 3.1 to the joint Current Report on Form 8-K of Carnival Corporation and Carnival plc, filed on April 17, 2003)
3.4		Amended and Restated By-laws of Carnival Corporation (incorporated by reference to Exhibit 3.2 to the joint Current Report on Form 8-K of Carnival Corporation and Carnival plc, filed on April 17, 2003)
4.1		Form of Senior Indenture between the Company and the Senior Trustee relating to the Senior Debt Securities
4.2		Form of Subordinated Indenture between the Company and Subordinated Trustee relating to the Subordinated Debt Securities
4.3		Form of Senior Debt Security (included in Exhibit 4.1)
4.4		Form of Subordinated Debt Security (included in Exhibit 4.2)
4.6		Carnival Corporation Deed of Guarantee between Carnival plc and Carnival Corporation, dated as of April 17, 2003 (incorporated by reference to Exhibit 4.3 to Carnival plc and Carnival Corporation’s joint registration statement on Form S-4, File No. 333-105671)
5.1		Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP
5.2		Opinion of Tapia Linares y Alfaro
5.3		Opinion of Freshfields Bruckhaus Deringer
5.4		Opinion of Dickinson Cruickshank & Co.
12.1		Pro Forma Ratio of Earnings to Fixed Charges of Carnival Corporation & plc for the year ended November 30, 2003
12.2		Ratio of Earnings to Fixed Charges of Carnival Corporation & plc for each of the five years ended November 30, 2003, 2002, 2001, 2000 and 1999 (incorporated by reference to Exhibit 12 to the Carnival Corporation & plc joint Annual Report on Form 10-K for the year ended November 30, 2003)
23.1		Consent of PricewaterhouseCoopers LLP, Independent Certified Public Accountants
23.2		Consent of KPMG Audit Plc, Chartered Accountants
23.3		Consent of Paul, Weiss, Rifkind, Wharton & Garrison (included in Exhibit 5.1)
23.4		Consent of Tapia Linares y Alfaro (included in Exhibit 5.2)
23.5		Consent of Freshfields Bruckhaus Deringer (included in Exhibit 5.3)
23.6		Consent of Dickinson Cruickshank & Co. (included in Exhibit 5.4)
24		Powers of Attorney (included on signature pages)
25.1		Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1 of the Trustee to act as Trustee under the Indentures

*	To be incorporated by reference in connection with an offering of such securities.